Exhibit 10.13

NOTE

$50,000,000.00	August 27, 2004

FOR VALUE RECEIVED, BROOKE CREDIT FUNDING, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to AUTOBAHN FUNDING COMPANY LLC (the “Lender”) the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less, the aggregate unpaid principal amount of the loans (the “Advances”) made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the dates specified in Article II of the Credit Agreement, and to pay the Interest (as defined in the Credit Agreement) on the unpaid principal amount of this Note on the dates specified in Article II of the Credit Agreement.

This Note is issued pursuant to Section 2.15 of the Credit and Security Agreement dated as of August 27, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Brooke Corporation, Brooke Credit Corporation, the Lender and DZ Bank AG Deutsche Zentrale-Genossenschaftsbank, as agent (the “Agent”). Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Credit Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the Interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Credit Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, premium, if any, and Interest on this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the times specified in the Credit Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and Interest shall be payable on any principal so extended.

The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

This Note is secured by the security interests granted to the Agent pursuant to the Credit Agreement, the holder of this Note is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrower contained in the Credit Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Credit Agreement, all in accordance with the terms of the Credit Agreement. If an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note, together with accrued Interest, may be declared and become due and payable in the manner and with the effect provided in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (WITHOUT APPLICATION OF ITS CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

BROOKE CREDIT FUNDING, LLC

By:	/s/ Michael Lowry
	Name:	Michael Lowry
	Title:	President

Schedule to Note

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount

4